Exhibit 99.1

Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS FOURTH QUARTER, TWELVE-MONTH
2010 FINANCIAL RESULTS

Costa Mesa, Calif.–February 24, 2011–Ceradyne, Inc. (Nasdaq: CRDN) reported financial results for the fourth quarter and twelve months ended December 31, 2010.

Sales for the fourth quarter 2010 were $100.7 million, compared with $97.6 million in the fourth quarter 2009. Net income for the fourth quarter 2010 was $13.2 million, or $0.53 per fully diluted share, compared to net income of $14.1 million, or $0.55 per fully diluted share in the fourth quarter 2009. Net income in the fourth quarter 2010 was favorably impacted by a tax benefit of $7.4 million, which included $5.4 million from the settlement of a claim for reapportionment of state income taxes and a benefit of $2.0 million from acquisition and restructuring charges. The fourth quarter 2010 results also include pre-tax charges totaling $5.2 million, comprised of $1.7 million for acquisition related charges and $3.5 million in restructuring charges due to the closure of the Company’s hot press facility in Costa Mesa, California. The after-tax net impact of these items increased net income by $2.2 million during the fourth quarter 2010 or $0.09 per fully diluted share. Net income for the three months ended December 31, 2009 was favorably impacted by a tax benefit of $5.1 million, which included $3.8 million from the reversal of liabilities for uncertain tax positions due to the settlement of audits by the IRS in the fourth quarter and a tax benefit of $1.3 million resulting from the closure of the Company’s Bazet, France, manufacturing facility, and losses from auction rate securities. The after-tax net impact of these items increased net income by $2.0 million during the fourth quarter of 2009, or $0.08 per fully diluted share.

Fully diluted average shares outstanding for the fourth quarter 2010 were 24,968,532 compared to 25,642,736 in the same period in 2009.

The Company is reiterating its guidance for the full fiscal year 2011 that was updated on January 10, 2011 to a range of $1.50 per fully diluted share to approximately $1.90 per fully diluted share and sales from $470.0 million  to $540.0 million.

Gross profit margin was 32.8% of net sales in the fourth quarter 2010 compared to 27.0% in the same period in 2009.

Sales for the twelve months ended December 31, 2010 were $402.9 million, compared with $400.6 million in the same period last year. Net income for the twelve months ended December 31, 2010 was $29.3 million, or $1.15 per fully diluted share, compared with net income in the prior year of $8.5 million, or $0.33 per fully diluted share. Net income for the twelve months ended December 31, 2010 was favorably impacted by a tax benefit of $7.8 million, which included $5.4 million from the settlement of a claim for reapportionment of state income taxes and a benefit of $2.4 million from acquisition and restructuring charges and losses on auction rate securities. Full year 2010 results also include pre-tax charges totaling $6.1 million, comprised of $1.6 million for acquisition related charges, $3.5 million in restructuring charges due to the closure of the Company’s hot press facility in Costa Mesa, California and $1.0 million from loss on auction rate securities. The after-tax net impact of these items increased net income by $1.7 million during the twelve months ended December 31, 2010 or $0.06 per fully diluted share.

Income from operations before acquisition and restructuring charges for the twelve months ended December 31, 2010 was $34.2 million compared to income from operations before acquisition and restructuring charges, and goodwill impairment charges of $23.7 million in 2009.

Net income for the twelve months ended December 31, 2009 was favorably impacted by a tax benefit of $13.5 million, which included $3.8 million from the reversal of liabilities for uncertain tax positions due to the settlement of audits by the IRS and a tax benefit of $9.7 million resulting from the closure of our Bazet, France, manufacturing facility, goodwill impairment and losses from auction rate securities, partially offset by an acquisition related credit. Net income for the twelve months ended December 31, 2009 included charges for restructuring and impairment, partially offset by an acquisition related credit, that had a negative impact by reducing fully diluted earnings per share by approximately $0.37 for the twelve months ended December 31, 2009. These items totaled $23.1 million during the twelve months ended December 31, 2009 which included a pre-tax $10.3 million restructuring charge for the closure of our plant in Bazet, France, $2.7 million in other severance expenses, a non-cash pre-tax impairment charge of $3.8 million to write down the value of goodwill of its Ceradyne Canada reporting unit and accelerated depreciation of $1.9 million resulting from a revision of the estimated useful lives of certain assets and losses of $5.2 million from auction rate securities, partially offset by an acquisition related credit of $0.8 million.

Gross profit margin was 26.8% of net sales in the twelve months ended December 31, 2010 compared to 25.4% in twelve months ended December 31, 2009.

New orders for the three months ended December 31, 2010 were $151.3 million, compared to $76.7 million for the same period last year. For the year ended December 31, 2010, new orders were $455.3 million, compared to $407.3 million for the comparable period last year.

Total backlog as of December 31, 2010 was $185.8 million, compared to total backlog at December 31, 2009 of $135.5 million.

Joel P. Moskowitz, Ceradyne president and chief executive officer, commented: “We are very pleased with our fourth quarter and full year 2010 financial performance. It allowed us to meet our 2010 guidance and laid the groundwork for continuing growth in sales and earnings for 2011.

"2010 was a year of transition for Ceradyne, with reduced reliance on defense related sales, offset by strong sales of our high purity fused silica ceramic crucibles used for the manufacture of photovoltaic solar cells, and a dramatic turnaround in our ESK Ceramics, Kempten, Germany operation.”

Mr. Moskowitz continued, “Several recent events are anticipated to provide momentum to our growth in 2011 and beyond:

•
On January 4, 2011, we announced the acquisition of VIOX Corporation, located in Seattle, Washington. VIOX is heavily focused on the solar cell market, with recent developments in bio-glass compounds for healthcare. We believe VIOX will be immediately accretive.

•
On January 10, 2011 at a Ceradyne Investor Reception in New York City, a preliminary growth strategy “Ceradyne $1 Billion” was announced. This strategy is designed to increase Ceradyne sales 2.5 times, from its current $400 million annual sales level to $1 billion in a five year time frame.

•
On January 18, 2011, Ceradyne opened its new 218,000 square foot solar-related manufacturing facility in Tianjin, China. This modern plant is designed to double solar crucible manufacturing capacity later in 2011.”

Mr. Moskowitz further remarked: “The increase in new orders and ending backlog in the fourth quarter should give us a good start to 2011. We continue to see excellent testing results on our Enhanced Combat Helmet (ECH) and increased interest in body armor requirements.

"We are producing strong cash flows, with year-end cash and short-term investments of $246 million.

“In summary, we enter 2011 as a diversified advanced technical ceramic company with a strong focus on energy-related markets, including solar, nuclear power plants and oil and gas recovery. Although at a reduced level, our defense sales should grow modestly from 2010 levels, and the industrial ceramics market, particularly at our ESK Ceramics operation, is very encouraging.”

Conference Call and Webcast Information

Ceradyne will host a conference call today at 8:00 a.m. PST (11:00 a.m. EST) to review the financial results for the fourth quarter and the year ended December 31, 2010. To participate in the teleconference, please call toll free 888-455-2263 (or 719-325-4930 for international callers) approximately 10 minutes prior to the above start time and provide Conference ID 9651153. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephone playback will be available beginning at 11 a.m. PST on February 24, 2011 through 11 a.m. PST on February 26, 2010. The playback can be accessed by calling 888-203-1112 (or 719-457-0820 for international callers) and providing Conference ID 9651153.

Information about Ceradyne, Inc.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, energy, automotive/diesel and commercial applications.

In many high performance applications, products made of advanced technical ceramics meet specifications that similar products made of metals, plastics or traditional ceramics cannot achieve. Advanced technical ceramics can withstand extremely high temperatures, combine hardness with light weight, are highly resistant to corrosion and wear, and often have excellent electrical capabilities, special electronic properties and low friction characteristics. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the table at the end of this press release includes a reconciliation between the non-GAAP financial measures discussed in this press release and the GAAP financial results. These non-GAAP financial measures exclude certain items and special charges, such as restructuring – plant closure and severance, impairment charges, acquisition related charges, and losses on auction rate securities. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
NET SALES	$100,719	$97,582	$402,938	$400,575
COST OF GOODS SOLD	67,686	71,239	295,078	298,956
Gross profit	33,033	26,343	107,860	101,619
OPERATING EXPENSES
Selling, general and administrative	17,993	14,024	61,940	65,643
Research and development	2,961	2,746	11,692	12,258
Acquisition related charge (credit)	1,655	27	1,567	(768)
Restructuring - plant closure and severance	3,498	993	3,505	12,924
Goodwill impairment	-	-	-	3,832
	26,107	17,790	78,704	93,889
INCOME FROM OPERATIONS	6,926	8,553	29,156	7,730
OTHER INCOME (EXPENSE):
Interest income	2,793	1,667	5,355	4,091
Interest expense	(1,534)	(1,650)	(6,247)	(7,119)
Gain on early extinguishment of debt	-	-	-	1,881
Loss on auction rate securities	-	(1,707)	(978)	(5,187)
Miscellaneous	592	(285)	1,085	(979)
	1,851	(1,975)	(785)	(7,313)

INCOME BEFORE PROVISION FOR INCOME TAXES	8,777	6,578	28,371	417
PROVISION (BENEFIT) FOR INCOME TAXES	(4,409)	(7,503)	(905)	(8,098)
NET INCOME	$13,186	$14,081	$29,276	$8,515
BASIC INCOME PER SHARE	$0.53	$0.55	$1.16	$0.33
DILUTED INCOME PER SHARE	$0.53	$0.55	$1.15	$0.33
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	24,713	25,526	25,191	25,684
DILUTED	24,969	25,643	25,370	25,802

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	December 31, 2010	December 31, 2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$53,436	$122,154
Short-term investments	192,860	117,666
Restricted cash	-	3,130
Accounts receivable, net of allowances for doubtful accounts of $685
and $851 at December 31, 2010 and December 31, 2009, respectively	53,019	53,269
Other receivables	17,553	11,424
Inventories, net	94,258	100,976
Production tooling, net	10,037	12,006
Prepaid expenses and other	38,653	19,932
Deferred tax asset	6,808	13,796
TOTAL CURRENT ASSETS	466,624	454,353

PROPERTY, PLANT AND EQUIPMENT, net	243,681	239,322
LONG TERM INVESTMENTS	26,187	20,019
INTANGIBLE ASSETS, net	83,475	89,409
GOODWILL	43,219	43,880
OTHER ASSETS	2,127	2,721
TOTAL ASSETS	$865,313	$849,704

CURRENT LIABILITIES
Accounts payable	$25,738	$24,683
Accrued expenses	24,603	23,463
Income taxes payable	1,869	-
TOTAL CURRENT LIABILITIES	52,210	48,146
LONG-TERM DEBT	85,599	82,163
EMPLOYEE BENEFITS	22,269	21,769
OTHER LONG TERM LIABILITY	41,902	39,561
DEFERRED TAX LIABILITY	11,124	8,348
TOTAL LIABILITIES	213,104	199,987

COMMITMENTS AND CONTINGENCIES (Note 13)
SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 24,713,126 and 25,401,005 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	247	254
Additional paid-in capital	141,973	157,679
Retained earnings	499,532	470,256
Accumulated other comprehensive income	10,457	21,528
TOTAL SHAREHOLDERS’ EQUITY	652,209	649,717
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$865,313	$849,704

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Twelve Months Ended December 31,
	2010	2009
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,276	$8,515
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	36,148	35,146
Amortization of bond premium	620	-
Non cash interest expense on convertible debt	3,436	3,643
Gain on early extinguishment of debt	-	(1,881)
Payments of accreted interest on repurchased convertible debt	-	(2,957)
Deferred income taxes	9,773	(1,572)
Stock compensation	3,844	3,839
Losses on auction rate securities	978	5,187
Losses on other securities	328	-
Goodwill impairment	-	3,832
Loss on equipment disposal	2,992	514
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	(219)	12,170
Other receivables	(6,056)	(5,973)
Inventories, net	4,810	2,513
Production tooling, net	1,896	2,587
Prepaid expenses and other assets	(18,541)	3,731
Accounts payable and accrued expenses	1,789	3,946
Income taxes payable	1,193	(213)
Other long term liability	2,280	(7,357)
Employee benefits	1,588	2,103
NET CASH PROVIDED BY OPERATING ACTIVITIES	76,135	67,773

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(44,220)	(14,534)
Changes in restricted cash	3,130	(428)
Purchases of marketable securities	(122,927)	(179,194)
Proceeds from sales and maturities of marketable securities	39,489	73,170
Cash paid for acquisitions	-	(9,654)
Proceeds from sale of equipment	969	72
NET CASH (USED IN) INVESTING ACTIVITIES	(123,559)	(130,568)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	362	33
Excess tax benefit due to exercise of stock options	(472)	149
Shares repurchased	(19,766)	(9,753)
Reduction on long term debt	-	(20,239)
NET CASH (USED IN) FINANCING ACTIVITIES	(19,876)	(29,810)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1,418)	(523)

(DECREASE) IN CASH AND CASH EQUIVALENTS	(68,718)	(93,128)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	122,154	215,282

CASH AND CASH EQUIVALENTS, END OF PERIOD	$53,436	$122,154

CERADYNE, INC.
MARKET APPLICATION INFORMATION
(Amounts in thousands, except percentages)

We categorize our products into five market applications. The tables below show the amount of our total sales of each market application and the percentage contribution in the different time periods.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Defense	$19,151	$39,646	$117,316	$198,733
Industrial	36,901	29,628	138,630	102,689
Energy	33,223	18,379	99,900	62,200
Automotive/Diesel	8,754	7,203	35,900	25,151
Commercial	2,690	2,726	11,192	11,802
Total	$100,719	$97,582	$402,938	$400,575

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Defense	19.0%	40.6%	29.1%	49.6%
Industrial	36.6	30.3	34.4	25.6
Energy	33.0	18.9	24.8	15.5
Automotive/Diesel	8.7	7.4	8.9	6.3
Commercial	2.7	2.8	2.8	3.0
Total	100.0%	100.0%	100.0%	100.0%

CERADYNE, INC.
NON-GAAP FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
GAAP income from operations	$6,926	$8,553	$29,156	$7,730
1. Acquisition related charge (credit)	1,655	27	1,567	(768)
2. Restructuring, plant closure and severance	3,498	993	3,505	12,924
3. Goodwill impairment	-	-	-	3,832
Non-GAAP income from operations before acquisition,
restructuring and goodwill impairment charges	$12,079	$9,573	$34,228	$23,718

GAAP net income	$13,186	$14,081	$29,276	$8,515

Reconciling items:
Gross profit
Accelerated depreciation	-	328	-	1,899
Special charges
1. Acquisition related charge (credit)	1,655	27	1,567	(768)
2. Restructuring, plant closure and severance	3,498	993	3,505	12,924
3. Goodwill impairment	-	-	-	3,832
4. Loss on auction rate securities	-	1,707	978	5,187
Total special charges	5,153	3,055	6,050	23,074

Provision for income taxes:
Credit due settlement of a claim for reapportionment of state income taxes	8,286	-	8,286	-
Increase in federal taxes due to credit for reapportionment of state income taxes	(2,900)	-	(2,900)	-
Net tax effect due to reapportionment of state income taxes	5,386	-	5,386	-
Reversal of liabilities for uncertain tax positions due to settlement of IRS audits	-	3,823	-	3,823
Tax effect on other non-GAAP adjustments	2,033	1,243	2,387	9,649
Total tax effect on non-GAAP adjustments (A)	7,419	5,066	7,773	13,472

Non-GAAP net income	$10,920	$12,070	$27,553	$18,117

Diluted non-GAAP income per share	$0.44	$0.47	$1.09	$0.70
Increase (decrease) due to Non-GAAP adjustments	0.09	0.08	0.06	(0.37)

Diluted GAAP income per share:	$0.53	$0.55	$1.15	$0.33

(A)  The tax effect on pre-tax non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.